UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 5, 2011

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State of Incorporation)	Commission File Number	(IRS employer identification no.)

1550 Liberty Ridge Drive, Suite 100,
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 10, 2010, Triumph Group, Inc. (the “Company”) entered into a Credit Agreement among the Company, the lenders party thereto and PNC Bank, National Association, as administrative agent (the “Original Credit Agreement”).

On April 5, 2011, the Company amended and restated the Original Credit Agreement by entering into an Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, substantially all of its domestic subsidiaries and certain foreign subsidiaries as co-borrowers thereunder, the lenders party thereto and PNC Bank, National Association, as administrative agent (the “Administrative Agent”).  The obligations under the Credit Agreement and related documents continue to be secured by liens on substantially all of the assets of the Company and its domestic subsidiaries pursuant to an Amended and Restated Guarantee and Collateral Agreement, dated as of April 5, 2011, among the Company, the subsidiaries of the Company party thereto and PNC Bank, National Association, as administrative agent under the Credit Agreement (the “Amended Guarantee and Collateral Agreement”), and certain other collateral documents.   The Credit Agreement also continues to permit collateral to be shared between the Administrative Agent for the benefit of the lenders under the Credit Agreement and certain other parties for the benefit of the holders of certain industrial revenue bond obligations of the Company and its subsidiaries.

Pursuant to the Credit Agreement, the Company and its subsidiary borrowers may borrow, repay and re-borrow revolving credit loans, and cause to be issued letters of credit, in an aggregate principal amount not to exceed $850.0 million outstanding at any time.   The comparable limit under the Original Credit Agreement was $535.0 million.

Approximately $350.0 million in loans were drawn under the Credit Agreement to repay in full all of the Company’s obligations under that certain $350.0 million Credit Agreement dated as of June 16, 2010 with Royal Bank of Canada, as administrative agent (the “Term Loan Administrative Agent”), and the other parties thereto (the “Term Loan Credit Agreement”), which Term Loan Credit Agreement was terminated on April 5, 2011.  In connection with the termination of the Term Loan Credit Agreement, the Intercreditor Agreement dated as of June 16, 2011 among the Administrative Agent, the Term Loan Administrative Agent, the Company and its domestic subsidiaries  party thereto (the “Intercreditor Agreement”) was also terminated.

In addition to increasing the maximum amount available for borrowing under the Original Credit Agreement, the Credit Agreement modified the Original Credit Agreement to, among other things, provide for (i) an extension of the maturity date to April 5, 2016 and (ii) a 50 basis point (0.50%) reduction in the applicable margins related to interests rates and letter of credit fees.

Loans under the Credit Agreement bear interest, at the Company’s option, by reference to a base rate or a rate based on LIBOR, in either case plus an applicable margin determined quarterly based on the Company’s Total Leverage Ratio (as defined below) as of the last day of each fiscal quarter.  The Company is also required to pay a quarterly commitment fee on the average daily unused portion of the Credit Agreement for each fiscal quarter and fees in connection with the issuance of letters of credit.  All outstanding principal and interest under the Revolving Credit Agreement will be due and payable on the fifth anniversary of the closing date.

The Credit Agreement contains representations, warranties, events of default and covenants customary for financings of this type including, without limitation, financial covenants under which the Company is obligated to maintain on a consolidated basis, as of the end of each fiscal quarter, a certain minimum Interest Coverage Ratio, maximum Total Leverage Ratio and maximum Senior Leverage Ratio (in each case as defined in the Credit Agreement).

The foregoing descriptions of the Credit Agreement and the Amended Guarantee and Collateral Agreement are qualified in their entirety by reference to the actual terms of the agreements.  Forms of the Credit Agreement and the Amended Guarantee and Collateral Agreement are attached as Exhibit 10.1 and 10.2 hereto, respectively, and each is incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement

On April 5, 2011, the Company repaid in full all of its obligations under the Term Loan Credit Agreement and terminated the Term Loan Agreement.  In connection therewith, the Intercreditor Agreement was also terminated.  The termination of the foregoing agreements, together with all related agreements, occurred concurrently with the entry into the Credit Agreement on April 5, 2011, as described in Item 1.01 above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

10.1

Form of Amended and Restated Credit Agreement, dated as of April 5, 2011, by and among Triumph Group, Inc., substantially all of its domestic subsidiaries and certain of its foreign subsidiaries, PNC Bank National Association, as Administrative Agent, the lenders party thereto, PNC Capital Markets LLC, RBS Securities Inc., J.P. Morgan Securities, LLC and RBC Capital Markets, as Joint Lead Arrangers, Citizens Bank of Pennsylvania, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as Syndication Agents, U.S. Bank National Association, Sovereign Bank, Manufacturers and Traders Trust Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Documentation Agents

10.2

Form of Amended and Restated Guarantee and Collateral Agreement, dated as of April 5, 2011, among Triumph Group, Inc., certain of its subsidiaries party thereto and PNC Bank, National Association, as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 11, 2011	TRIUMPH GROUP, INC.

By:
/s/ M. David Kornblatt
M. David Kornblatt
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Form of Amended and Restated Credit Agreement, dated as of April 5, 2011, by and among Triumph Group, Inc., substantially all of its domestic subsidiaries and certain of its foreign subsidiaries, PNC Bank National Association, as Administrative Agent, the lenders party thereto, PNC Capital Markets LLC, RBS Securities Inc., J.P. Morgan Securities, LLC and RBC Capital Markets, as Joint Lead Arrangers, Citizens Bank of Pennsylvania, JPMorgan Chase Bank, N.A. and Royal Bank of Canada, as Syndication Agents, U.S. Bank National Association, Sovereign Bank, Manufacturers and Traders Trust Company and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as Documentation Agents

10.2

Form of Amended and Restated Guarantee and Collateral Agreement, dated as of April 5, 2011, among Triumph Group, Inc., certain of its subsidiaries party thereto and PNC Bank, National Association, as administrative agent and collateral agent.